Exhibit 10.11

WASHINGTON MUTUAL, INC.

Deferred Compensation Plan

Amendment No. 1

THIS AMENDMENT to the Washington Mutual, Inc. Deferred Compensation Plan  (“Plan”) is made by Washington Mutual, Inc. (“Company”).

WHEREAS, the Company maintains the Plan for the benefit of its eligible employees; and

WHEREAS, effective October 1, 2005, Providian Financial Corporation (“Providian”) will merge with and into the Company, and Providian National Bank (“PNB”) will merge with and into Washington Mutual Bank, FA (“WMB”); and

WHEREAS, employees of Providian who become employees of the Company and employees of PNB who become employees of WMB on October 1, 2005 as a result of the company mergers will not be moved to the Company payroll system until April 1, 2006; and

WHEREAS, until April 1, 2006, the former Providian and PNB employees will continue to participate in any nonqualified plans that were sponsored by Providian and PNB prior to the company mergers; and

WHEREAS, the Company would like to amend the Plan to delay the Plan entry date for the former employees of Providian and PNB to April 1, 2006, and to provide prior service credit for purposes of determining eligibility to participate in the matching contribution portion of the Plan.

NOW, THEREFORE, effective September 30, 2005, the Plan is hereby amended as follows:

Section 2.1 of the Plan, Eligible Employees, is amended by adding the following subsection (d) to the end of Section 2.1:

(d)           Notwithstanding Sections 2.1(b) and (c) above, Eligible Employees who on September 30, 2005 were employed by Providian Financial Corporation, Providian National Bank or any affiliates or subsidiaries thereof and who on October 1, 2005 became employed by the Employer may first enter the Plan on April 1, 2006.

This amendment is adopted and executed this 30th day of September, 2005.

WASHINGTON MUTUAL, INC.

By:	/s/ Daryl D. David
Daryl D. David
Executive V.P. – Human Resources

WASHINGTON MUTUAL, INC.

RESOLUTION OF THE HUMAN RESOURCES COMMITTEE

REGARDING AN AMENDMENT TO THE DEFERRED COMPENSATION PLAN

WHEREAS, the Company previously established the Washington Mutual, Inc. Deferred Compensation Plan (the “Plan”) to provide benefits to certain executives, directors and senior officers; and

WHEREAS, the Committee has the authority to amend the Plan from time to time; and

WHEREAS, the Committee deems it advisable to amend the Plan to eliminate the provision that automatically changes the earnings crediting method to the “Interest Method” for participants who terminate their employment and maintain an account balance in the Plan;

NOW, THEREFORE, IT IS HEREBY RESOLVED that the Plan is amended as follows:

Section 4.3(d) is hereby deleted in its entirety.

FURTHER RESOLVED that the Company’s Executive Vice President of Human Resources is authorized to take any actions necessary to carry out the intent of this resolution.